January 31, 2000


Fleming Mutual Fund Group, Inc.
32 South Street
Baltimore, Maryland 21202

Re: Opinion of Counsel regarding Post-Effective Amendment No. 5 to the
    Registration Statement filed on Form N-1A under the Securities Act of 1933 (File Nos. 811-08189; 33-25803).

Ladies and Gentlemen:

We have  acted as  counsel  to  Fleming  Mutual  Fund  Group,  Inc.,  a Maryland
corporation (the "Corporation"), in connection with the above-referenced Registration Statement (as amended, the "Registration Statement") which relates to the Corporation's common stock, with a par value of $.001 (collectively, the "Shares"). This opinion is being delivered to you in connection with the Corporation's filing of Post-Effective Amendment No. 5 to the Registration Statement (the "Amendment") to be filed with the Securities and Exchange Commission pursuant to Rule 485(b) of the Securities Act of 1933 (the "1933 Act"). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have reviewed, among other things, executed copies of the following documents:

     (a) a certificate of the State of Maryland as to the existence and good standing of the Corporation;

     (b) the Articles of Incorporation for the Corporation and all amendments and supplements thereto (the "Articles of Incorporation"); and

     (c) a certificate executed by Steven J. Paggioli, Assistant Secretary of the Corporation, certifying as to, and attaching copies of, the Articles of Incorporation and By-Laws (the "By-Laws"), and any and all amendments and supplements thereto; attaching a copy of the Amendment to be filed with the Securities and Exchange Commission; and certifying the number of Shares authorized, issued and outstanding.

Fleming Mutual Fund Group, Inc.
January 31, 2000
Page 2


In our capacity as counsel to the Corporation, we have examined the originals, or certified, conformed or reproduced copies, of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of all original or certified copies, and the conformity to original or certified copies of all copies submitted to us as conformed or reproduced copies. As to various questions of fact relevant to such opinion, we have relied upon, and assume the accuracy of, certificates and oral or written statements of public officials and officers or representatives of the Corporation. We have assumed that the Amendment, as filed with the Securities and Exchange Commission, will be in substantially the form of the Amendment referred to in paragraph (c) above.

Based upon, and subject to, the limitations set forth herein, we are of the opinion that:

(1) The Corporation is a corporation validly existing under the laws of the State of Maryland.

(2) The Shares, when issued and sold in accordance with the Articles of Incorporation and By-Laws, as amended, and for the consideration described in the Registration Statement, will be validly issued, fully paid and non-assessable under the laws of the State of Maryland.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

Very truly yours,



Prepared by:

/s/ Leslie S. Cruz
---------------------------
Leslie S. Cruz

Reviewed by:

/s/ Thomas S. Harman
---------------------------
Thomas S. Harman

Signed by:

/s/ Stephanie M. Monaco
---------------------------
Stephanie M. Monaco